
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Morgan Stanley Dean Witter Charter Graham L.P. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               SEP-30-1999
<CASH>                                      16,149,113
<SECURITIES>                                         0
<RECEIVABLES>                                  926,226<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              17,780,487<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                17,780,487<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             1,164,849<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               529,097
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                635,752
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                            635,752
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   635,752
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include subscriptions receivable of $866,159 and interest receivable of $60,067.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $705,148.
<F3>Liabilities include accrued brokerage fee of $96,689, accrued management fee of $27,626 and redemptions payable of $42,872.
<F4>Total revenues include realized trading revenue of $227,946, net change in unrealized of $705,148 and interest income of $231,755.

